UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2012

ENGILITY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35487	45-3854852
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3750 Centerview Drive Chantilly, Virginia	20151
	(Address of principal executive offices)	(Zip Code)

(703) 708-1400

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, Engility Holdings, Inc. (the “Company”) announced that Richard Harkey has been named the Company’s Vice President, Corporate Controller and Chief Accounting Officer, and will join the Company on October 1, 2012. Mr. Harkey, age 33, most recently served as Vice President, Finance, Assistant Treasurer and Chief Accounting Officer of Sotera Defense Solutions, Inc., which he joined in 2010. Prior to Sotera, Mr. Harkey served as Senior Manager for PricewaterhouseCoopers LLP, which he joined in 2001.

Upon Mr. Harkey assuming the role of Vice President, Corporate Controller and Chief Accounting Officer, he will be compensated as follows: (i) Mr. Harkey will receive an annual base salary of $250,000; (ii) he will be eligible to earn annual incentive compensation, with a target bonus of 40% of his base salary; and (iii) he will be eligible to participate in the Company’s annual long-term incentive program (“LTIP”), with an initial target award value for fiscal 2013 equal to 75% of his base salary. The LTIP award will vest in full on the third anniversary of the grant date and will be settled in cash based on the value of the Company’s common stock at the time of vesting.

The Company’s press release announcing Mr. Harkey’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Engility Holdings, Inc. on September 18, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Engility Holdings, Inc.

Date: September 21, 2012	By:	/s/ Jon Brooks
Name: Jon Brooks
Title: Vice President, Deputy General Counsel and Assistant Secretary